Exhibit 99.1

Quantum Materials Corp and Nanoaxis Announce Technology Alliance

Biocompatible quantum dots to enable industrial scale production of Nanomedicines

TEMPE, Ariz.,20 Sept 11 /PRNewswire-FirstCall/ -- Quantum Materials Corporation (Ticker QTMM.PK -News) Quantum Materials Corp. and Nanoaxis, LLC announce the formation of a technology alliance combining Quantum Materials tetrapod quantum dot mass production technology with NanoAxis advanced research expertise and intellectual property in gene therapy biomedical nanotechnology.  The aim of the alliance is to develop Tetrapod Quantum Dot based Cancer diagnostic kits and theranostic applications including Alzheimer’s, Type 1 and Type 2 Diabetes, Breast Cancer and Major Depression.

Quantum Materials Corporation will develop specialized quantum dots for NanoAxis to functionalize with their proprietary biomedical nanomaterials for a multiplexing drug delivery platform for drug/gene therapy and diagnostic medical devices technologies. The technology alliance allows these technologies to be developed rapidly due to Quantum Materials’ ability to create the highest quality quantum dots in quantities necessary to support multiple projects with timely deliveries.

The immediate goal is to develop a QD microarray device for detection, diagnosis and quantification of early cancers. The QD-MI device will be designed for rapid detection and grading of various multiple cancers using blood assays, with higher accuracy and at less cost than current single ELISA assays. All diagnostic and pharmaceutical products will include QMC quantum dots functionalized by Nanoaxis biomedical IP nanotechnology.

According to a recent report published by BCC Research the total market for nanobiotechnology products is $19.3 billion in 2010 and is growing at a compound annual growth rate (CAGR) of 9% to reach a forecast market size of $29.7 billion by 2015.

Stephen Squires, CEO and President of Quantum Material Corporation and its subsidiary Solterra Renewable Resources, added, “This alliance will foster a breakthrough in theranostic science as it enables mass production of NanoAxis nanomedicine product pipeline.  The goal is to make these biologically adapted quantum dots the ideal choice for in vitro and in vivo applications for high throughput, efficient and cost effective applications in the biological and medical market spaces. Quantum Materials’ ability to create tetrapod quantum dots of various materials, shapes, sizes and characteristics that can serve as delivery platforms for Nanoaxis products will allow for rapid commercial development.”

"This is an exciting moment for our industry. We see this Technology Alliance between NanoAxis and Quantum Materials Corp as bringing industrial scale production to the cutting edge of nanomedicine research.  The synergy of the combined technologies is enhanced by the cooperation of our two companies’ seasoned management and research teams and we believe this partnership will be the catalyst of many biomedicine advances”, said Dr. Krishnan Chakravarthy, NanoAxis LLC President and CEO.

Siddhartha Kamisetti, Director of Global Strategy at NanoAxis, commented, “This alliance opens the door for pioneering developments in the biomedical space and presents a significant opportunity to assist people suffering from a host of diseases and ailments throughout the world.”

About Quantum Materials Corporation, Inc. & NanoAxis, LLC

QUANTUM MATERIALS CORPORATION has a steadfast vision that advanced technology is the solution to the most challenging of global issues. Quantum Materials Corporation is devoted to the deployment of technologies to invigorate the development of disruptive solutions through cost reduction and moving laboratory discovery to commercialization with volume manufacturing methods to establish a growing line of innovative high performance products. (http://www.qdotss.com)

NANOAXIS’ mission is to create nanomedicine products that make a bench-to-bedside paradigm shift and positively impact patient care.  NanoAxis is developing new therapies and diagnostics for detection, measurement and treatment of medical conditions and diseases including chronic pain, depression, Alzheimer’s, cancer, diabetes and influenza.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that involve risks and uncertainties concerning our business products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed by us with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval System (EDGAR) at http:// www.sec.gov/ or from our website. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances

For more information, please contact:
Quantum Materials Corp.
Mr. Richard Chancis V.P. Business Dev.  PH: 305-773-7260
Rchancis@qdotss.com

Nanoaxis LLC.
Dr.Krishnan Chakravarthy (CEO)
Krishnan.chakravarthy@nanoaxisllc.com
Siddhartha Kamisetti (Director of Global Strategy)  Siddhartha.kamisetti@nanoaxisllc.com